Exhibit 23
                            TANDY CORPORATION

                    CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Registration No. 33-37970) of Tandy Corporation and Form S-3 (Registration No. 33-15624) of Tandy Credit Corporation and to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-23178, 33-41523, 33-51019, 33-51599 and 33-51603) of our
    report dated February 22, 1994, appearing on page 30 in this Annual Report on Form 10-K.



    /s/ Price Waterhouse
    PRICE WATERHOUSE


    Fort Worth, Texas
    March 30, 1994